CINCINNATI  FINANCIAL  CORPORATION

Mailing Address:                  P.O. BOX 145496

CINCINNATI, OHIO  45250-5496

              (513) 870-2000

Investor Contact: Heather J. Wietzel

 (513) 870-2768

Media Contact: Joan O. Shevchik

(513) 603-5323

Cincinnati Financial Corporation Estimates First-quarter 2006 Storm Losses

• Catastrophe losses from March storms expected to total $38 million

• Full-year outlook remains unchanged

Cincinnati, March 30, 2006—Cincinnati Financial Corporation (Nasdaq: CINF) today announced a preliminary estimate of approximately $38 million for first-quarter pretax catastrophe losses caused by tornadoes and severe weather across six Midwest states March 11 through March 13.

Based on these preliminary estimates, the storm losses are expected to contribute approximately 4.9 percentage points to the first-quarter property casualty combined ratio. The impact on after-tax earnings for the first quarter would be approximately $25 million, or 14 cents per share. For the comparable 2005 period, catastrophe losses were $2 million, contributing 0.3 percentage points to the combined ratio, with an impact on earnings of $1 million, or 1 cent per share.

Chairman and Chief Executive Officer John J. Schiff, Jr., CPCU, commented, “The large storm front caused scattered pockets of damages across a broad area of the Midwest, resulting in more than 1,400 reported claims to date. Special teams of experienced claims representatives set up operations to assist our local claims staff in the areas around Springfield, Illinois and Columbia/Sedalia, Missouri, where our policyholders reported a high concentration of claims.

“Although subsequent snowfall made conditions difficult for some policyholders and our staff, more than half of the reported claims were closed within 14 days. Many of the affected policyholders are businesses, and one of our first priorities has been to help them resume operations. We estimate that as much as 75 percent of our losses from this event will arise from commercial policies.”

Schiff noted, “This is our first catastrophe loss for 2006. Our target for the full-year 2006 GAAP combined ratio remains 92 percent to 94 percent. This target allows for full-year catastrophe losses, net of reinsurance, of approximately $125 million to $145 million, contributing in the range of 4.0 to 4.5 percentage points to the full-year combined ratio. Our estimates take into account the higher retention on our 2006 catastrophe reinsurance treaties and the potential for continued severe weather, in line with trends over the past two years. Including ceded and assumed reinsurance, full-year 2005 catastrophe losses were $127 million, adding 4.1 percentage points to last year’s combined ratio.

“We don’t expect the damages from this event will rise to the level where we would collect from our reinsurance. Under our 2006 reinsurance program, we increased our retention of catastrophe losses to $45 million, and we will retain 5 percent of any losses between $45 million and $500 million.”

“Importantly, excluding the March storm losses, our preliminary indications are that underwriting results for the first quarter are healthy and that commercial lines and personal lines growth rates remain on track with our expectations. For full-year 2006, we expect that total property casualty net written premiums may be unchanged or up slightly from 2005, as modest commercial lines growth may be offset by lower personal lines premiums,” Schiff concluded.

Cincinnati Financial plans to report final first-quarter results on Wednesday, May 3. A conference call to discuss the results will be held at 11:00 a.m. EDT on that day. Details regarding the Internet broadcast of the conference call are posted on the Investors page of www.cinfin.com.

Cincinnati Financial Corporation offers property and casualty insurance, its main business, through The Cincinnati Insurance Company, The Cincinnati Indemnity Company and The Cincinnati Casualty Company. The Cincinnati Life Insurance Company markets life and disability income insurance and annuities. CFC Investment Company offers commercial leasing and financing services. CinFin Capital Management Company provides asset management services to institutions, corporations and individuals. For additional information, please visit the company’s Web site at www.cinfin.com.

This is our “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995. Certain forward-looking statements contained herein involve potential risks and uncertainties. The company’s future results could differ materially from those discussed. Although we often review or update our forward-looking statements when events warrant, we caution our readers that we undertake no obligation to do so.

Factors that could cause or contribute to such differences include, but are not limited to:

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Unusually high levels of catastrophe losses due to risk concentrations, changes in weather patterns, environmental events, terrorism incidents or other causes

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Ability to obtain adequate reinsurance on acceptable terms, amount of reinsurance purchased and financial strength of reinsurers

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Increased frequency and/or severity of claims

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Events or conditions that could weaken or harm the company’s relationships with its independent agencies and hamper opportunities to add new agencies, resulting in limitations on the company’s opportunities for growth, such as:

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Downgrade of the company’s financial strength ratings,

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Concerns that doing business with the company is too difficult or

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Perceptions that the company’s level of service, particularly claims service, is no longer a distinguishing characteristic in the marketplace

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Increased competition that could result in a significant reduction in the company’s premium growth rate

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Underwriting and pricing methods adopted by competitors that could allow them to identify and flexibly price risks, which could decrease our competitive advantages

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Insurance regulatory actions, legislation or court decisions or legal actions that increase expenses or place us at a disadvantage in the marketplace

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Delays or inadequacies in the development, implementation, performance and benefits of technology projects and enhancements

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Inaccurate estimates or assumptions used for critical accounting estimates, including loss reserves

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Events that reduce the company’s ability to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002 in the future

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Recession or other economic conditions or regulatory, accounting or tax changes resulting in lower demand for insurance products

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Sustained decline in overall stock market values negatively affecting the company’s equity portfolio; in particular a sustained decline in the market value of Fifth Third shares, a significant equity holding

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Events that lead to a significant decline in the value of a particular security and impairment of the asset

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Prolonged low interest rate environment or other factors that limit the company’s ability to generate growth in investment income

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Adverse outcomes from litigation or administrative proceedings

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Effect on the insurance industry as a whole, and thus on the company’s business, of the actions undertaken by the Attorney General of the State of New York and other regulators against participants in the insurance industry, as well as any increased regulatory oversight that might result

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Investment activities or market value fluctuations that trigger restrictions applicable to the parent company under the Investment Company Act of 1940

Further, the company’s insurance businesses are subject to the effects of changing social, economic and regulatory environments. Public and regulatory initiatives have included efforts to adversely influence and restrict premium rates, restrict the ability to cancel policies, impose underwriting standards and expand overall regulation. The company also is subject to public and regulatory initiatives that can affect the market value for its common stock, such as recent measures affecting corporate financial reporting and governance. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.

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